UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2023

ConvexityShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41417	86-6789125
(Commission File Number)	(IRS Employer Identification No.)

7 Roszel Road, Suite 1A Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 897-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of ConvexityShares Daily 1.5x SPIKES Futures ETF	SPKY	NYSE Arca, Inc.
Shares of ConvexityShares 1x SPIKES Futures ETF	SPKX	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the close of business on February 28, 2023, John Zhu resigned as the Chief Executive Officer and Chief Compliance Officer of ConvexityShares, LLC (“ConvexityShares” or the “Sponsor”), Sponsor of the ConvexityShares Daily 1.5x SPIKES Futures ETF and the ConvexityShares 1x SPIKES Futures ETF (collectively, the “Funds”), each a series of the ConvexityShares Trust (the “Registrant”).

Effective March 1, 2023, Simon Ho has been appointed Interim Chief Executive Officer of the Sponsor. As Chief Executive Officer, Mr. Ho is responsible for the overall strategic direction of ConvexityShares, has general and active management and control of the business and affairs of ConvexityShares, is responsible for directing, administering and coordinating the business operations of ConvexityShares, has general supervision over its officers and agents and performs such additional executive, supervisory and management functions and duties as required from time to time.

Effective March 1, 2023, Joseph W. Ferraro III has been appointed Interim Chief Compliance Officer of the Sponsor. As Interim Chief Compliance Officer, Mr. Ferraro is responsible for the compliance and reporting of ConvexityShares and performs such additional executive, supervisory and management functions as required. As Interim Chief Compliance Officer, Mr. Ferraro performs all other duties and enjoys all other powers which are commonly incident to the officer of Chief Compliance Officer of a corporation.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. Ho’s appointment as Interim Chief Executive Officer and Mr. Ferraro’s appointment as Interim Chief Compliance Officer of ConvexityShares. None of the officers of the Sponsor receive compensation from the Funds.

There are no transactions in which any of Mr. Ho or Mr. Ferraro has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Mr. Ho and Mr. Ferraro is as follows:

Simon Ho (Age: 50). Interim Chief Executive Officer of the Sponsor since March 1, 2023. President of the Sponsor and a listed principal of the Sponsor since July 6, 2021. Since January 2014, Mr. Ho has been the Chief Executive Officer and sole owner of T3i Pty Ltd (index provider) and since December 2020 he has been the Founder and President and Chief Executive Officer of T3 Holdings (financial services firm). Since March 2009 he has been the Founder and Executive Director of Triple Three Partners Pty Ltd. (financial services firm). He has general oversight responsibilities for all of these businesses. Mr. Ho is married to the Chief Financial Officer of the Sponsor, Melinda Ho.

Joseph W. Ferraro III (Age: 51). Interim Chief Compliance Officer of the Sponsor since March 1, 2023, and a listed principal of the Sponsor since June 28, 2021 (overseeing legal matters for registered commodity pool operator). Since March 2021, Mr. Ferraro has been the President of MIAX Futures (overseeing legal matters and oversight responsibilities of business).  In addition, since September 2016, Mr. Ferraro has been the Senior Vice President and Deputy General Counsel of MIH (overseeing legal matters). From August 2012 to August 2016, Mr. Ferraro was General Counsel and Secretary, and a member of the Board of Directors, of Longitude, LLC (computer technology company) and from August 2000 to August 2016, he was Deputy General Counsel and Assistant Secretary of ISE Holdings (electronic options exchanges).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EConvexityShares Trust (Registrant)
	EBy:	ConvexityShares, LLC
its Sponsor

/s/ Simon Ho
Date: March 1, 2023	Simon Ho
Interim Chief Executive Officer

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